Exhibit (a)(6)

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FOR IMMEDIATE RELEASE

MacKenzie Patterson Fuller, Inc. Announces Extension of Tender Offers for U.S. REALTY PARTNERS LIMITED PARTNERSHIP, and NATIONAL PROPERTY INVESTORS 4, NATIONAL PROPERTY INVESTORS 6


MORAGA, Calif.--May 7, 2005-- MPF DEWAAY PREMIER FUND, LLC; MACKENZIE PATTERSON SPECIAL FUND 7, LLC; MPF SPECIAL FUND 8, LLC; MP VALUE FUND 7, LLC; ACCELERATED HIGH YIELD INSTITUTIONAL FUND, LTD., L.P.; ACCELERATED HIGH YIELD INSTUTIONAL INVESTORS, LTD., L.P.; MP FALCON FUND, LLC; MP FALCON GROWTH FUND 2, LLC; MPF INCOME FUND 22, LLC; MPF DEWAAY FUND 2, LLC; MACKENZIE PATTERSON SPECIAL FUND 5, LLC; MACKENZIE PATTERSON SPECIAL FUND 6, LLC; MACKENZIE PATTERSON SPECIAL FUND 6-A, LLC; MPF ACQUISITION CO. 3, LLC; MORAGA GOLD, LLC; STEVEN GOLD; MPF-NY 2005, LLC; and MACKENZIE PATTERSON FULLER, INC. (the "Bidders") have extended the expiration date of their tender offer for Units of limited partnership interest (the "Units") in U.S. REALTY PARTNERS LIMITED PARTNERSHIP, a Delaware Limited Partnership (the "Partnership"). The expiration date has been extended through May 20, 2005.

As of the date hereof, a total of 15,233 Units of the Partnership have been tendered by securities holders and not withdrawn. No other Units have been tendered to date.

MP FALCON FUND, LLC; MP VALUE FUND 6, LLC; MPF DEWAAY FUND 3, LLC; MPF - NY, LLC; STEVEN GOLD; MORAGA GOLD, LLC; MPF ACQUISITION CO 3, LLC; MP VALUE FUND 8, LLC; MPF SPECIAL FUND 8, LLC; MACKENZIE PATTERSON SPECIAL FUND 7, LLC; ACCELERATED HIGH YIELD INSTITUTIONAL INVESTORS, LTD., L.P.; and ACCELERATED HIGH YIELD INSTITUTIONAL FUND I, LTD., L.P. (the "Bidders") have extended the expiration date of their tender offer for Units of limited partnership interest (the "Units") in NATION PROPERTY INVESTORS 4 (the "Partnership"). The expiration date has been extended through May 20, 2005.

As of the date hereof, a total of 58 Units of the Partnership have been tendered by securities holders and not withdrawn. No other Units have been tendered to date.

MORAGA GOLD, LLC; MP VALUE FUND 7, LLC; MPF DEWAAY PREMIER 2, LLC; MPF FLAGSHIP FUND 9, LLC; MACKENZIE PATTERSON SPECIAL FUND 7, LLC; MACKENZIE PATTERSON SPECIAL FUND 6, LLC; MPF - NY, LLC; and MP FALCON GROWTH FUND 2, LLC (the "Bidders") have extended the expiration date of their tender offer for Units of limited partnership interest (the "Units") in NATION PROPERTY INVESTORS 6 (the "Partnership"). The expiration date has been extended through May 20, 2005.

As of the date hereof, a total of 729 Units of the Partnership have been tendered by securities holders and not withdrawn. No other Units have been tendered to date.

For further information, contact Christine Simpson at the below telephone number.

                        MacKenzie Patterson Fuller, Inc.
                          1640 School Street, Suite 100
                            Moraga, California 94556
                             Telephone: 925-631-9100